Exhibit (a)

                            GAMNA SERIES FUNDS, INC.

                            ARTICLES OF INCORPORATION

            FIRST: The undersigned, Robert L. Monkmeyer, whose address is 425 Lexington Avenue, New York, New York 10017-3954, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

            SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                            GAMNA Series Funds, Inc.

            THIRD: (a) The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

            (1) To engage primarily in the business of investing, reinvesting or trading in securities as an investment company classified under the Investment Company Act of 1940 as an open-end, management company.

            (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this article or to any other business at the time or theretofore engaged in by the Corporation.

            (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

            FOURTH: The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

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            FIFTH: The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

            SIXTH: (a) The total number of shares of stock of all classes and series which the Corporation initially has authority to issue is five hundred million (500,000,000) shares of capital stock (par value $.001 per share), amounting in aggregate par value to Five Hundred Thousand Dollars ($500,000). All of the authorized shares of capital stock of the Corporation are initially classified as "Common Stock," of which three hundred million (300,000,000) shares are further initially classified as a series of Common Stock designated "GAMNA Focus Fund". The remaining two hundred million (200,000,000) shares of authorized but unissued Common Stock remain undesignated as to series or class. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

            (b) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the Investment Company Act of 1940, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock, or the number of shares of capital stock of any class or series, that the Corporation has authority to issue.

            (c) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the GAMNA Focus Fund and any additional series of Common Stock of the Corporation (unless otherwise provided in the articles supplementary or other charter document classifying or reclassifying such series):

            (1) All consideration received by the Corporation from the issue or sale of shares of a particular series of Common Stock, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the

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      sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any items allocated as provided in the following sentence, are hereinafter referred to collectively as the "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds which are not identifiable as belonging to a particular series of Common Stock, such items shall be allocated by or under the supervision of the Board of Directors to and among one or more of the series of Common Stock from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. No holder of a particular series of Common Stock shall have any right or claim against the assets belonging to any other series, except as a holder of the shares of such other series.

            (2) The assets belonging to each series of Common Stock shall be charged with the liabilities of the Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series. Any liabilities, expenses, costs, charges or reserves of the Corporation which are attributable to more than one series of Common Stock, or are not identifiable as pertaining to any series, shall be allocated and charged by or under the supervision of the Board of Directors to and among one or more of the series of Common Stock from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. The liabilities, expenses, costs, charges and reserves charged to a series of Common Stock are hereinafter referred to collectively as the "liabilities of" that series. All persons who have extended credit with respect to, or who have a claim or contract in respect of, a particular series of Common Stock shall look only to the assets belonging to that series for payment or satisfaction of such credit, claim or contract.

            (3) The net asset value per share of a particular series of Common Stock shall be the quotient obtained by

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      dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities of that series) by the total number of shares of that series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act of 1940. Subject to the applicable provisions of the Investment Company Act of 1940, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the by-laws of the Corporation, or in a duly adopted resolution of the Board of Directors, such bases and times for determining the current net asset value per share of each series of Common Stock, and the net income attributable to such series, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, to determine whether any moneys or other assets received by the Corporation shall be treated as income or capital and whether any item of expense shall be charged to income or capital, and each such determination shall be conclusive and binding for all purposes.

            (4) Subject to the provisions of law and any preferences of any class or series of stock from time to time classified or reclassified, dividends, including dividends payable in shares of another class or series of the Corporation's stock, may be paid on a particular class or series of Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable. Dividends and other distributions on the shares of a particular series of Common Stock shall be paid only out of the assets belonging to that series after providing for the liabilities of that series.

            (5) Each share of Common Stock shall have one vote, irrespective of the class or series thereof, and the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. All classes and series of Common Stock shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of a particular class or series is required by the Investment Company Act of 1940 or the Maryland General Corporation Law, such requirement shall apply and, in that event, the other classes and series entitled to vote on the matter shall vote together as a single class; and provided, further, that the holders of a

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      particular class or series of Common Stock shall not be entitled to vote on any matter which does not affect any interest of that class or series, including liquidation of another class or series, except as otherwise required by the Investment Company Act of 1940 or the Maryland General Corporation Law.

            (6) Each holder of Common Stock shall have the right to require the Corporation to redeem all or any part of his shares of any class or series at a redemption price equal to the current net asset value per share of that class or series which is next computed after receipt of a tender of such shares for redemption, less such redemption fee or deferred sales charge, if any, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the Rules of Fair Practice adopted by the National Association of Securities Dealers, Inc. Payment of the redemption price shall be made by the Corporation only from the assets belonging to the series whose shares are being redeemed. The redemption price shall be paid in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by law, make payment wholly or partly in securities or other assets, at the value of such securities or other assets used in such determination of current net asset value. Notwithstanding the foregoing, the Corporation may suspend the right of holders of any series of Common Stock to require the Corporation to redeem their shares, or postpone the date of payment or satisfaction upon such redemption for more than seven days after tender of such shares for redemption, during any period or at any time when and to the extent permitted under the Investment Company Act of 1940.

            (7) To the extent and in the manner permitted by the Investment Company Act of 1940 and the Maryland General Corporation Law, the Board of Directors may cause the Corporation to redeem, at their current net asset value, the shares of any series of Common Stock held in the account of any stockholder having, because of redemptions or exchanges, an aggregate net asset value which is less than the minimum initial investment in that series specified by the Board of Directors from time to time in its sole discretion.

            (8) In the event of any liquidation, dissolution or

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      winding up of the Corporation, whether voluntary or involuntary, or of the liquidation of a particular series of Common Stock, the holders of each series that is being liquidated shall be entitled, after payment or provision for payment of the liabilities of that series, as a class, to share ratably in the remaining assets belonging to the series. The holders of shares of any particular series shall not be entitled thereby to any distribution upon the liquidation of any other series. The liquidation of any series of Common Stock of which there are shares then outstanding shall be approved by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding shares of that series, and without the vote of the holders of shares of any other series of Common Stock.

            (9) Subject to compliance with the Investment Company Act of 1940, the Board of Directors shall have authority to provide that holders of any series of Common Stock shall have the right to exchange their shares for shares of one or more other series in accordance with such requirements and procedures as may be established by the Board of Directors.

            d) Subject to the foregoing and to the Investment Company Act of 1940, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter of the Corporation, authority to classify or reclassify any unissued shares of such stock into one or more classes or series of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class or series into one or more classes or series of such class or series by determining, fixing or altering one or more of the following:

            (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as herein provided.

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            (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or noncumulative and as participating or non-participating.

            (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

            (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

            (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof and, if so, the terms thereof.

            (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

            (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of monies for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this paragraph and, if so, the terms and conditions thereof.

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            (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

            (e) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

            (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

            (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

            (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

            (f) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or By-laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

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            (g) The Corporation shall not be obligated to issue certificates representing shares of capital stock of any class or series. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

            SEVENTH: Pursuant to the authority of the Board of Directors contained in these Articles of Incorporation to classify and reclassify unissued shares of capital stock of the Corporation, the Board of Directors has duly classified:

            (a) 100,000,000 shares of the authorized and unissued shares of GAMNA Focus Fund Common Stock as Class A Common Stock of GAMNA Focus Fund, par value $.001 per share,

            (b) 100,000,000 shares of the authorized and unissued shares of GAMNA Focus Fund Common Stock as Class B Common Stock of GAMNA Focus Fund, par value $.001 per share, and

            (c) 100,000,000 shares of the authorized and unissued shares of GAMNA Focus Fund Common Stock as Class C Common Stock of GAMNA Focus Fund, par value $.001 per share.

            Any class of capital stock shall be referred to herein individually as a "Class" and collectively, together with any further classes from time to time established, as "Classes."

            EIGHTH: The shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of GAMNA Focus Fund, as so divided and classified by the Corporation's Board of Directors, shall have and be subject to all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of rights to require redemption set forth in the charter.

            NINTH: Notwithstanding any provision to the contrary contained herein, with respect to determining dividends payable to shareholders of Class A Common Stock, Class B Common Stock or Class C Common Stock of GAMNA Focus Fund, the Board of Directors may determine not to permit certain dividends to accrue on shares until the proceeds from the sale thereof are included in assets belonging to such Classes of capital stock and/or to permit certain dividends to continue to accrue on shares redeemed through the day before

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redemption proceeds are removed from the assets belonging to such Classes of
Common Stock.

            TENTH: The shares of any Class of Common Stock of GAMNA Focus Fund shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights, terms and conditions with any other shares of GAMNA Focus Fund Common Stock, provided however:

      (a) The shares of Class A, Class B and Class C Common Stock shall be subject to such front-end sales charges and/or contingent deferred sales charges as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

      (b) Expenses related solely to a particular Class of Common Stock including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

      (c) Except as may be otherwise required by law pursuant to any applicable order, rule or regulation issued by the Securities and Exchange Commission (the "SEC") or under Maryland law or otherwise, the holders of stock of any Class of Common Stock created by these Articles of Incorporation shall have respectively
(i) exclusive voting rights with respect to any matter submitted to a vote of stockholders which affects such Class (provided that it if it affects one or more of such Classes, but less than all of such Classes, the affected Classes shall together have the exclusive vote), including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act applicable to such Class and (ii) no voting rights with respect to the provisions of any Rule 12b-1 plan not applicable to such Class or with regard to any other matter submitted to a vote of stockholders that does not affect the holders of such Class.

      (d) On the ninth anniversary of the first business day of the month following the month in which shares of Class B Common

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Stock were purchased by a stockholder, such Class B shares (as well as a pro rata portion of any Class B shares purchased through the reinvestment of dividends and other distributions paid in respect of all Class B shares held by such stockholder) shall automatically convert to Class A shares. The Board of Directors, in its sole discretion, may suspend the conversion of Class B shares if such ruling and opinion are no longer available.

      (e) The number of Class A shares into which the Class B shares are converted pursuant to paragraph (d) above shall equal the number (including for these purposes fractional shares) obtained by dividing the net asset value per share of the Class B Common Stock, for purposes of sales and redemptions on the conversion date, by the net asset value per share of the Class A Common Stock for purposes of sales and redemptions thereof on the conversion date.

      (f) The holders of each Class of Common Stock classified or designated by these Articles of Incorporation shall have such rights to exchange their shares for shares of any other Class or Series of GAMNA Series Funds, Inc. or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable law, rules and regulations of the SEC and the rules of the NASD, including but not limited to such rights to credit holding periods of the stock exchanged with respect to the stock received in the exchange.

            ELEVENTH: The number of directors of the Corporation shall be two, which number may be increased or decreased pursuant to the by-laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualified are as follows:

                                 Mark P. Bronzo
                               Daniel W. Portanova

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            TWELFTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

            (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

            (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

            (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts

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      and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or the by-laws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

            (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of capital stock or of any class or series of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock or of such class or series, as the case may be, outstanding and entitled to vote thereon; provided, however, that the election of the Directors of the Corporation shall be by plurality vote. At a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter with respect to which one or more classes or series of capital stock are entitled to vote as a separate class shall constitute a quorum of such separate class for action on that matter. Whether or not a quorum of such a separate class for action on any such matter is present, a meeting of stockholders convened on the date for which it was called may be adjourned as to that matter from time to time without further notice by a majority vote of the stockholders of the separate class present in person or by proxy to a date not more than 120 days after the original record date.

            (5) The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the by-laws of the Corporation and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing

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      such provisions or such further indemnification arrangements as may be permitted by law. The right of indemnification provided hereunder shall not be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. No amendment, modification or repeal of this provision shall adversely affect any right or protection provided hereunder that exists at the time of such amendment, modification or repeal.

            (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that this provision shall not be construed to protect any director or officer against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. No amendment, modification or repeal of this provision shall adversely affect any right or protection provided hereunder that exists at the time of such amendment, modification or repeal.

            (7) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

            (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of the Articles of Incorporation of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

            THIRTEENTH: The duration of the Corporation shall be perpetual.

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            IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on this 12th day of March, 1999.

Witness: /s/ Naomi Wiesen
         -----------------------
         Naomi Wiesen

                                          /s/ Robert L. Monkmeyer
                                          -----------------------------------
                                          Name: Robert L. Monkmeyer
                                          Title: Sole Incorporator